EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                                              Three Months Ended                  Six Months Ended
                                                                   June 30,                           June 30,
                                                            2000              1999               2000             1999
                                                            ----              ----               ----             ----
BASIC AND DILUTED
       Weighted average shares outstanding               20,340,000       16,155,000         19,787,000       14,794,000
                                                       ============     ============       ============     ============

       Net loss                                        $ (2,114,861)      (3,450,662)        (4,873,813)      (6,771,026)
                                                       ============     ============       ============     ============

       Basic loss per share                            $      (0.10)           (0.21)             (0.25)           (0.46)
                                                       ============     ============       ============     ============

ADDITIONAL DILUTED CALCULATION

       Net loss, above                                 $ (2,114,861)      (3,450,662)        (4,873,813)      (6,771,026)
                                                       ============     ============       ============     ============
       Additional adjustment to weighted average
         number of shares:
        Weighted average shares
         outstanding,  above                             20,340,000       16,155,000         19,787,000       14,794,000
       Dilutive effect of contingently issuable
         shares, stock options and convertible
         preferred stock                                  3,624,000        6,066,000          4,416,000        5,485,000
                                                       ------------     ------------       ------------     ------------

       Weighted average number of shares,
          adjusted                                       23,964,000       22,221,000         24,203,000       20,279,000
                                                       ============     ============       ============     ============

       Diluted loss per share, adjusted (A)            $      (0.09)           (0.16)             (0.20)           (0.33)
                                                       ============     ============       ============     ============


   (A)   This calculation is submitted in accordance  with Regulation S-K item
         601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.
